EXHIBIT 10.37

GLOBAL MARINE EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN OF 1990

SECOND AMENDMENT

     Global Marine Inc. ("the "Company") established the Global Marine Executive Supplemental Retirement Plan of 1979 (the "Prior Plan") for the purpose of providing a method of attracting mid-career executives for key positions within top management by supplementing the retirement benefit under the Global Marine Retirement Plan for Employees and any other retirement plan. Effective May 9, 1990, the Prior Plan was amended and restated in its entirety as the Global Marine Executive Supplemental Retirement Plan of 1990 (as subsequently amended, the "Plan"), and Global Marine Corporate Services Inc. ("GMCSI") was substituted for the Company as Plan sponsor with the Company guaranteeing all benefits under the Plan. The Plan was subsequently amended by the First Amendment thereto. The Company and GMCSI, in the exercise of the power under Section 3.2 of the Plan to amend the Plan, do by these presents further amend the Plan, effective February 1, 1999, as follows:

7. Section 2.8 of the Plan is hereby amended in its entirety to read as follows:

     "2.8      VESTING OF BENEFITS AND FORFEITURE OF
     BENEFITS: On and after the date a participant becomes entitled to receive, or to then terminate employment and receive, Normal Retirement Benefits or Early Retirement Benefits under the Plan, such benefits shall be deemed to be vested. A participant who terminates employment with the Employers prior to the earlier of (a) both attainment of age fifty-five (55) and completion of five years of employment with the Employers or (b) attainment of age sixty-five (65), will not be entitled to a benefit under the Plan. Notwithstanding anything in the Plan to the contrary, however, a participant who has completed five years of employment with the Employers and terminates employment with the Employers before attainment of age fifty-five (55) due to death or disability shall, as of the date of such termination, be deemed vested in and become entitled under the Plan to Normal Retirement Benefits commencing at any time on or after his Normal Retirement Date or Early Retirement Benefits commencing at any time on or after he attains or would have attained age fifty-five (55). The determination of whether a participant has terminated employment due to death or disability shall be made by the Compensation Committee of the Company's Board of Directors in its sole and absolute discretion."

1. A new Section 2.9 is hereby added to Article II of the Plan to read as follows:

     "2.9      DEATH BENEFITS: A participant shall be
     entitled to a death benefit payable to the participant's surviving spouse, if any, pursuant to the provisions of this Section 2.9 if the participant (i) terminates service due to death with a right to a vested retirement benefit pursuant to Section 2.8, or (ii) terminates service due to disability with a right to a vested retirement benefit pursuant to Section 2.8, but dies prior to the date benefits commence under this Plan. The death benefit payable hereunder shall be actuarially adjusted using the actuarial assumptions applicable to survivor benefits under the other retirement plans sponsored by the Employers and shall be paid out in the same form and at the same time or times as such other plan benefits."

     Terms used in this Amendment and not defined herein are used as they are defined in the Plan. References in the Plan to "the
Plan" (and indirect references such as "hereof" and "herein") are amended to refer to the Plan as amended by this Amendment.

     Except as expressly amended hereby, the Plan shall remain in full force and effect and is hereby ratified and confirmed in all respects.

     IN WITNESS WHEREOF, GMCSI and the Company have caused these presents to be executed by their duly authorized officers this 23rd day of February 1999.

     GLOBAL MARINE CORPORATE       GLOBAL MARINE INC.
       SERVICES INC.


     By: S/JAMES L. MCCULLOCH      By: S/THOMAS R. JOHNSON
     James L. McCulloch            Thomas R. Johnson
     Vice President                Vice President